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                                                                   EXHIBIT 10.23



                       TENNCARE PARTNERS PROGRAM AMENDMENT
                                     TO THE
                           ADVOCARE OF TENNESSEE, INC.
                        PROVIDER PARTICIPATION AGREEMENT


        THIS AMENDMENT, made by and between GREEN SPRING HEALTH SERVICES, INC., ADOVCARE OF TENNESSEE, INC., a subsidiary of Green Spring Health Services, Inc. (hereinafter collectively referred to as "Green Spring"), and the TENNESSEE MENTAL HEALTH COOPERATIVE, INC. (hereinafter referred to as "TMHC") is effective of February 13, 1996, for the purpose of amending the Green Spring Health Services Provider Participation Agreement ("Agreement") heretofore made and entered into between Green Spring and TMHC so as to apply additionally to the rendering of Mental Health Services by TMHC persons receiving services under the TennCare Partners Program.

        WHEREAS, this Amendment is intended to extend basic principles set forth in the Agreement, to make such principles workable in the context of the TennCare Partners Program; and

        WHEREAS, Green Spring and TMHC have a mutual interest in promoting the ability of the health care delivery system to provide quality health care to persons who receive services under the TennCare Partners Program and, by entering into this Agreement, set out their mutual endeavor to make quality health care services available to such persons in a manner consistent with the standard of care required by law and with the medical needs of such persons; and

        WHEREAS, Green Spring and TMHC recognize the necessity for making certain amendments to the Agreement so as to make such Agreement applicable, as amended, to Mental Health Services rendered by TMHC under the TennCare Partners Program; and

        WHEREAS, TMHC manages Mental Health Cooperative, a not-for-profit Tennessee corporation ("MHC") and Case Management, Inc., a not-for-profit Tennessee corporation, ("CMI") who are qualified, licensed and duly certified to provide Mental Health Services in Tennessee and each has authorized TMHC to enter into the Agreement and this Amendment on their behalf and reference to TMHC in the Agreement and Amendment shall mean MHC and CMI with respect to the provision of Mental Health Services, licensing requirements and professional liability insurance requirements; and

        WHEREAS, Green Spring and TMHC desire to continue the Agreement without change except for the additional mutual obligations and responsibilities set forth in this Amendment.



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     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, it is AGREED:

1. DEFINITIONS - Except as otherwise stated herein, for purposes of this Amendment the following definitions apply:

     1.1 "AMENDMENT" means this written TennCare Partners Program Amendment which includes the Exhibits concerning grievances and quality monitoring and all modifications and updates to such Exhibits as the same may by subsequently modified or updated.

     1.2 "CONSUMER" means individual(s) either (1) enrolled with Green Spring or a Managed Care Organization for whom Green Spring manages Mental Health Services and covered under TennCare in accordance with eligibility requirements as established by TennCare or (2) individuals(s) not eligible for TennCare but designated by the State or courts of appropriate jurisdiction as a "Judicial Referral" and assigned by the State to Green Spring or (3) individual(s) not eligible for TennCare but designated by the State as a "Priority Participant" and qualified for participation in the TennCare Partners Program based on Poverty Guidelines as established by the State and assigned by the State to Green Spring.

     1.3 "GREEN SPRING POLICIES AND PROCEDURES FOR THE TENNCARE PARTNERS PROGRAM" shall include all Green Spring standards, policies, procedures, definition, criteria, and guidelines for the TennCare Partners Program as stated in Green Spring handbooks, manuals, and other documents, including, but not limited to, the AdvoCare of Tennessee Provider Reference Manual and procedure guides, as amended from time to time by Green Spring. If there are conflicts between the requirements stated above in 1.3 and the agreement, the agreement shall control.

     1.4 "JUDICIAL REFERRAL" means an individual who is not enrolled in the TennCare Partners Program but who has been referred to TDMHMR by the court system for psychiatric evaluations and/or treatment.

     1.5 "MANAGED CARE ORGANIZATION" or MCO means the health care plans qualified by the State and contracting with the State to serve TennCare Enrollees.

     1.6 "MENTAL HEALTH SERVICES" means those inpatient and outpatient psychiatric and substance abuse services provided to persons receiving services under the TennCare Partners Program, including, but not limited to, case management.



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     1.7 "PRIORITY PARTICIPANT" means an individual who has been classified under State guidelines as CRG 1,2 or 3 or TPG 2.

     1.8 "REASONABLE NOTICE" means thirty (30) days from the date on which notice is given, except in cases of suspected fraud or abuse, in which case notice shall be Reasonable Notice when given.

     1.9 "STATE" means the State of Tennessee, including but not limited to the Tennessee Department of Mental and Mental Retardation ("TDMHMR") as the State Agency which is responsible for administration of the TennCare Partners Program. As used in this Amendment in connection with State's right to inspect, audit and duplicate financial and medical records on persons receiving TMHC Services under the TennCare Partners Program and TMHC's obligation to prepare and to maintain such financial and medical records, and to make such records on persons receiving services under the TennCare Partners Program available to the State, or its agents, "State" means the State of Tennessee including, but not limited to, the Tennessee Bureau of Investigation ("TBI") Medicaid Fraud Control Unit ("MFCU"), TDMHMR, Tennessee Department of Commerce and Insurance ("TDCI") and the TennCare Bureau.

     1.10 "TENNCARE PARTNERS PROGRAM" means the health benefit program established by the Tennessee Department of Mental Health and Mental Retardation under which Green Spring, among others, arranges for Mental Health Services to benefit persons defined by the State to receive services under the TennCare Partners Program.

     1.11 "TENNCARE" ("TENNCARE PROGRAM") means that program established by the State of Tennessee, consistent with waivers granted by the Health Care Financing Administration within the United States Department of Health and Human Services, whereby the State of Tennessee has been granted the authority to pay a monthly prepaid capitated payment amount to MCOs rendering or arranging necessary medical services to persons who are or who would have been Medicaid-eligible under the Medicaid Program as it was administered during Tennessee's fiscal year 1992-93 and non-Medicaid-eligible Tennesseans who are uninsured or who are unisurable and are enrolled in TennCare.

     1.12 "TENNCARE BUREAU" means that Bureau within the Tennessee Department of Finance and Administration having the administrative authority for operation of the TennCare Program.


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2. RELATIONSHIP BETWEEN GREEN SPRING, TMHC AND STATE

     2.1 Green Spring, TMHC, and State are independent legal entities. Nothing in this Amendment shall be construed or be deemed to create a relationship of employer and employee or principal and agent, partnership, joint venture or any relationship other than that of independent parties contracting with each other solely to carry out the provisions of this Amendment.

     2.2 The Parties hereby expressly acknowledge its understanding that this Amendment constitutes a legally binding agreement. They further acknowledge and agree that they have not entered in this Amendment based upon representations by any person other than a part hereto, and that no person, entity, or organization other than a party hereto, shall be held accountable or liable to the other for any obligations created under this Amendment. This paragraph shall not create any additional obligations whatsoever on the part of a party hereto other than those obligations created under other provisions of the Agreement and this Amendment.

3. TMHC SERVICES AND RESPONSIBILITIES

     3.1 Conflict of Interest - TMHC warrants that no monies have been or will be paid directly or indirectly to any officer, employee, or delegate or member of the legislative body of the State of Tennessee or of the United States Government or any officer or employee of Green Springs as wages, compensation, or gifts in exchange for acting as officer, agent, employee, contemplated or performed relative to this Amendment.

        This Amendment may be terminated, immediately and effective upon the giving of notice thereof, by Green Spring if it is determined that the TMHC, its agents, employees, subcontractors or consultants offered or gave gratuities of any kind to any official, employee or delegate or member of the legislative body of the State of Tennessee or of the United States Government or any officer or employee of Green Spring. TMHC represents that no member of, employee of, or delegate of Congress, the U.S. General Accounting Office, U.S. Department of Health and Human Services, U.S. Health Care Financing Administration, any other Federal agency, or Green Spring has benefited or will benefit financially or materially from this Amendment.

     3.2 TMHC agrees that Green Spring and the State shall have the right to monitor and evaluate the quality of services delivered under this Amendment, whether announced or unannounced, and initiate corrective


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action to improve quality of care in accordance with prevailing standards and/or standards established by TDMHMR. TMHC shall promptly comply with corrective action plans as set forth by Green Springs and/or the State shall promptly submit all required reports and clinical information. Said monitoring and evaluation includes, but is not limited to, internal and external quality assurance/quality improvement review, utilization review, peer review and grievance procedures established by Green Spring and/or TDMHMR. TMHC agrees to adhere to the Quality of Care Monitors included in Exhibit D ("Standards for BHO Quality Monitoring Programs").

     3.3 After Reasonable Notice except under special circumstances as determined in the sole discretion of the State, TMHC shall permit Green Spring and the State, or their agents to conduct on-site inspections of TMHC office(s).

     3.4 TMHC, MHC, and CMI shall secure and maintain such liability, workers compensation and malpractice and/or professional liability insurance coverage as shall reasonable determined to be necessary to protect Consumers and Green Spring. TMHC shall provide written verification of such coverage to Green Springs upon request and without charge.

     3.5 TMHC shall abide by all state and federal laws, regulations and guidelines applicable to TennCare and the TennCare Partners Program. It is further agreed that Green Spring and TMHC will renegotiate this Amendment if revisions in applicable federal and/or state laws or regulations make changes in this Amendment necessary.

     3.6 TMHC shall not refuse to provide medically necessary covered services to a person receiving services under the TennCare Partners Program for non-medical reasons, because of (1) the fact that the patient is a Consumer, or
(2) failure to pay applicable deductibles, coinsurance and/or special fees, or
(3) the fact that Green Spring and a TennCare MCO dispute financial responsibility for the service. In the case of such a dispute between Green Spring and a TennCare MCO, Green Spring agrees to abide by State's requirements for the resolution of such disputes. TMHC shall not be required to accept or continue treatment of a Consumer with whom TMHC, in good faith, determines, it cannot establish and/or maintain a professional relationship.

     3.7 TMHC shall involve the Consumer in TMHC's treatment planning processes, shall offer the Consumer reasonable opportunity to participate in establishing treatment plans, and shall document Consumer's


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involvement and participation by obtaining Consumer's signature on such plans.

     3.8 For Consumers who refuse referral to Case Management of refuse to participate in treatment planning, TMHC shall obtain a written statement signed by the Consumer documenting such refusal. TMHC shall mail a copy of said statement of refusal to Green Spring in a timely manner and shall maintain the original of said statement in its internal records.

     3.9 TMHC shall implement an internal policy and procedure which requires that, when a Consumer is given a prescription for medication, the prescribing physician shall obtain any authorizations required by Green Spring's designated Pharmacy Benefit Manager.

     3.10 TMHC shall coordinate physical and mental health care including, but not limited to, (1) means for two-way referral, which assures immediate access for emergency care and a provision of urgent and routine care according to TennCare guidelines, and (2) means for the transfer of information (to include items before and after the visit), and (3) maintenance of confidentiality.

     3.11 When referring a Consumer to another level of care, TMHC shall make the referral to a properly credentialed provider in Green Spring's AdvoCare network. When TMHC cannot locate an appropriate provider, TMHC shall contact a Green Spring Care Manager or such other agency as Green Spring may from time to time designate for such purpose.

     3.12 TMHC agrees that all laboratory testing sites providing services under this Amendment shall have either a Clinical Laboratory Improvement Act ("CLIA") certificate of waiver or a certificate of registration along with CLIA identification number. TMHC further agrees that those laboratories with certificates of waiver will provide only the types of tests permitted under the terms of their waiver.

     3.13 TMHC shall implement an internal grievance policy and procedure which, at a minimum, (1) includes the elements described in more detail in Exhibit C, and (2) addresses both formal and informal grievances. TMHC agrees to make TDMHMR-approved grievance forms available to all Consumers at any sites where Consumers receive such services.

     3.14 TMHC shall respond in a timely manner to provider satisfaction surveys administered in connection with the TennCare Partners Program.



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     3.15 At all times during the term of this Amendment, TMHC shall indemnify and hold TDMHMR, the TennCare Bureau, and TDCI harmless from all claims, losses, or suits relating to activities undertaken pursuant to this Amendment.

     3.16 TMHC shall provide Green Spring prompt and timely reporting of TDMHMR-directed data collection and outcomes reporting.

     3.17 At all times during the term of this Amendment, TMHC shall hold Green Springs harmless for its proportionate share of any liquidated damages Green Springs accrues from TDMHMR or the State as the direct result of TMHC's failure to perform in accordance with the terms of the Agreement and this Amendment.

     3.18 In consideration of the rates established in Exhibit B to the Agreement, TMHC agrees to provide the functions and/or services delineated in Exhibit E to this Amendment (1) during the term of the Agreement and this Amendment and (2) in such amount as agreed to in Exhibit B. TMHC warrants (1) that the functions and/or services delineated in Exhibit E are within the scope of TMHC's, MHC's and CMI's professional/technical practice and (2) that MHC and CMI hold a currently valid license to provide the functions and/or services delineated in Exhibit E, if such license is required under State or federal law or regulation.

4. COMPENSATION TMHC will be compensated according to the terms set forth in Exhibit B of the Agreement, which is not superceded by this amendment and the terms of which remain in effect.

     4.1 TMHC shall file claims for payment with Green Spring for all Mental Health Services rendered to Consumers.

     4.2 TMHC shall submit all such claims within one hundred twenty (120) days of the date of service, or, for inpatient services, within one hundred twenty
(120) days from the date of discharge; provided, however, in the case of retroactive TennCare eligibility determinations, claims, must be submitted within the later of one hundred (120) days from the date of service or discharge, as applicable, or sixty (60) days from the date of final eligibility determination by TennCare. Neither Green Spring nor the consumer will be obligated to pay such claims filed after expiration of the applicable period, and such claims shall not be billed to the Consumer. Green Spring will process in the normal course of its business all claims submitted by TMHC.



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     4.3 Green Spring shall make payments to TMHC for Mental Health Services rendered to Consumers pursuant to the provisions set forth in this Amendment, with at least 95% of clean claims adjudicated as defined by the State within 30 days of receipt.

     4.4 TMHC agrees that the only amounts for which Consumers (including Consumer's parents, guardian or any other legally responsible person) may be liable and be billed by TMHC shall be (i) mental health services not covered by the TennCare Partners Program and (ii) deductible and coinsurance amounts (a) related to Mental Health Services rendered by TMHC to Consumers and (b) as determined by Green Spring at the time of claims payment.

     4.5 TMHC agrees not to implement any policy that would circumvent the obligations of the Consumer to pay any non-covered service, deductible, or coinsurance amounts as provided in the TennCare Partners Program.

     4.6 TMHC shall bill Green Spring on forms, at times and in a manner acceptable to Green Spring. Green Spring shall give Reasonable Notice of any required change(s) in claims submission procedures. TMHC shall furnish, on request and without charge, all information reasonably required by Green Spring and the State to verify and substantiate the provision of Mental Health Services to Consumers and the charges for such services.

     4.7 TMHC shall be required to accept TennCare Partners Program reimbursement amounts set forth in Exhibit B of the Agreement only for Mental Health Services rendered to Consumers, and TMHC shall not be required to accept TennCare Partners Program reimbursement amounts for services provided to persons who are covered under another health plan operated or administered by Green Spring.

     4.8 TMHC shall not receive more than one hundred five percent (105%) of the rates established in Exhibit B of the Agreement as the final payment amount, such that under no circumstances shall TMHC receive from Green Spring as an incentive or bonus more than five percent (5%) of the rates established in the Agreement as final payment. TMHC shall not be liable for a portion of any excess benefit costs associated with the provision of services pursuant to this Amendment. TMHC shall not be required to absorb any amount of Green Spring's excess administrative and/or management fees.

     4.9 The TennCare Partners Program shall be the payor of last resort for all covered Mental Health Services. TMHC and Green Spring agree to abide by TDMHMR rules relating to Third Party Resources.



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5. RECORDS, ACCESS, INSPECTION AND CONFIDENTIALITY

     5.1 TMHC shall prepare and maintain all required financial and medical records on Consumers. Such records shall include, but not be limited to, Pre-Admission Authorization documentation and medical records pertaining to services, dates and charges, servicing providers, costs, utilization, records necessary for the evaluation of the quality, appropriateness and timeliness of services, and any other records needed to meet the requirements of governmental regulatory agencies or as may be requested by Green Spring and the State.

        Such records shall be maintained on site in accordance with prudent record keeping procedures and as required by law, but in no case for less than five years after the termination of the Program Participation Agreement. Records shall be retained further, if the records are under review or audit, until the review or audit is complete. If the Program Participation Agreement renews automatically from year to year, TMHC agrees to obtain prior approval from TDMHMR before disposing of records.

     5.2 TMHC shall allow Consumers and their representatives access to Consumer's medical records, to the extent and in the manner provided by Tennessee Code Annotated Sections 33-3-104(10), 63-2-101(a) & (b) and 63-2-102, 42, CFR 2, and, subject to reasonable charges, shall provide copies thereof upon request.

     5.3 TMHC agrees to allow on-site inspection, audit and duplication at no charge, of any and all data, billings and other records maintained by TMHC or under TMHC's direction on Consumers by agents of Green Spring and the State. Inspection, audit and duplication shall occur during regular working hours and after Reasonable Notice, except under special circumstances as determined in the sole discretion of the State. TMHC shall cooperate in such reviews upon request.

     5.4 TMHC shall make available to the State and Green Spring, or its designated representatives, in a form reasonably acceptable for usage by the TennCare Bureau or TDMHMR and their designated representatives, any or all records, whether medical or financial, related to TMHC activities undertaken pursuant to this Amendment.

     5.5 The State (including but not limited to TDMHMR, TDCI, the TennCare Bureau), U.S. Department of Health and Human Services, Office of Inspector General, and Comptroller shall have the right to evaluate through inspection, whether announced or unannounced, or other means any records pertinent to this Agreement including quality,



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appropriateness and timeliness of services and such evaluation, and when performed, shall be performed with the cooperation of TMHC. Upon request, TMHC shall assist in such reviews including the provision of complete copies of medical records.

     5.6 Notwithstanding termination of this Amendment, Green Spring and the State shall continue to have access to the records to the extent permitted by law and as necessary to fulfill the terms of this Amendment.

6. GENERAL PROVISIONS

     6.1 The Provider Participation Agreement, the Exhibit A - Operating Policies and Procedures, the Exhibit B - Fee Schedule, and this TennCare Partners Program Amendment and Exhibits, as amended from time to time, contain the entire agreement between the parties relating to the rights granted and the obligations assumed by the parties for Consumers. Any prior agreements, promises, negotiations or representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.

     6.2 This Amendment sets out additional agreements made between the parties pertaining to and only to the provision of and payment for Mental Health Services provided to Consumers.

     6.3 In the event of conflict between the terms of the Agreement, the Exhibit A Operating Policies and Procedures, and this TennCare Partners Program Amendment, the terms of this TennCare Partners Program Amendment shall control. This Amendment shall change or modify the Agreement and the Exhibit A Operating Policies and Procedures with respect to the provision of Mental Health Services to Consumers. In the event of any conflict with Exhibit B, the terms of Exhibit B shall control.

     6.4 TMHC shall not subcontract this Amendment or any portion of this Amendment without prior written consent of Green Spring, and any attempt there at shall be void. Such consent by Green Spring shall not be unreasonably withheld provided, however, any subcontract must conform to all applicable provisions of the TennCare Partners Program as then administered by the State, including, but not limited to, prior approval of such subcontract by TDMHMR.

     6.5 Amendment - The Provider Participation Agreement and this Amendment or any part, article, section, or exhibit may be amended at any time during the term of the Amendment by written agreement of the parties hereto. Such further amendment shall only be valid when reduced


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to writing, duly signed and attached to the original of the Agreement or
Amendment.

     6.6 This Amendment incorporates by reference all applicable federal and State laws, regulations, and provider contract requirements, and revisions of such laws, regulations, or requirements shall automatically be incorporated into this Amendment as they become effective. In the event changes in the Amendment as a result of revisions and applicable federal or State law materially affect the position of either party, Green Spring and TMHC agree to negotiate such further amendments as may be necessary to correct any inequities.

     6.7 In the event Green Spring ceases to manage or arrange for Mental Health services to Consumers, the provisions of this TennCare Partners Program Agreement as amended herein shall terminate immediately. Green Spring agrees to provide prompt notice of the termination of this Agreement to TMHC.

     6.8 Arbitration - If any dispute arises between the parties involving a contention by one party that the other has failed to perform its obligations and responsibilities under this Amendment and Agreement, then the party making such contention shall promptly give written notice to the other. Such notice shall set forth in detail the basis for the party's contention, and shall be sent by Certified Mail - Return Receipt Requested. The other party shall within thirty
(30) calendar days after receipt of the notice provide a written response seeking to satisfy the party that gave notice regarding the matter as to which notice was given. Following such response, or the failure of the second party to respond to the complaint of the first party within thirty (30) days, if the party that gave notice of dissatisfaction remains dissatisfied, then that party shall so notify the other party and the matter shall be promptly submitted to inexpensive and binding arbitration in accordance with the Tennessee Uniform Arbitration Act at Tennessee Code Annotated Section 29-5-301 et seq., with the costs of establishing any arbitration procedures being borne by Green Spring. TDMHMR shall have no involvement in said arbitration except (1) to enforce its contract with Green Spring, (2) to approve the arbitration procedure proposed by Green Spring, and (3) to voluntarily intervene if TDMHMR deems intervention to be in the best interest of the system, provided, however, TDMHMR shall not be bound by said arbitration. If at any time TDMHMR decides a particular dispute should be in a court of competent jurisdiction, TDMHMR shall notify the parties to the dispute of its decision to refer the dispute to a court of competent jurisdiction and said arbitration process shall cease and dispute shall be heard in said court. The only exception to the arbitration process shall be resolution of the cost for emergency medical services and providers of services under Tennessee



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Code Annotated Section 33-2-601. If a dispute between the parties involving a claim submitted by TMHC is not resolved prior to the entry of a final decision by the arbitrator(s), then the prevailing party at the arbitration shall be entitled to award of reasonable attorney's fees and expenses from the non-prevailing party. Reasonable attorney's fees means the number of hours reasonably expended on the dispute multiplied by a reasonable hourly rate, and shall not exceed ten percent (10%) of the total monetary amount in dispute or $500.00 whichever amount is greater. This arbitration procedure is subject to the approval of TDMHMR.

7. NEW CASE MANAGEMENT. Green Spring and AdvoCare represent and warrant that persons who require Mental Health Services including case management services who were not receiving case management services upon the effective date of the TennCare Partners Program shall be entitled to freely choose TMHC to provide Mental Health Services that fall within the MHC and CMI scope of services listed in Exhibit B in the areas of Nashville/Davidson County and Memphis/Shelby County subject to the terms and conditions stated in Exhibit B.

8. TERM. Notwithstanding anything in the Agreement to the contrary, the term of the Agreement shall be twelve (12) months commencing with the effective date of the TennCare Partners Program and may not be terminated early without cause, except for those situations addressed in sections 3.1 and 6.7 of this amendment.

                             [Signatures to follow]


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GREEN SPRING HEALTH SERVICES, INC.


/s/ Joyce N. Fitch
-----------------------------------------
Joyce N. Fitch

Title:       Vice President and General Counsel

Date:        February 14, 1996

TENNESSEE MENTAL HEALTH COOPERATIVE, INC.


By:          /s/ Pam Womack
             -----------------------------
Print Name:  Pam Womack

Print Title: President

Date:        February 13, 1996



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                               [EXHIBITS EXCLUDED]